                                                                   Exhibit 99.22

FOR IMMEDIATE RELEASE

CONTACTS:
---------

LJL BIOSYSTEMS, INC.:                                MEDIA RELATIONS:
---------------------                                ----------------

LARRY TANNENBAUM                                     FRIESTEDT INTERNATIONAL
CFO AND SENIOR VICE PRESIDENT                        SUSANNE FRIESTEDT
408-548-0542                                         858-581-1199
ltannenbaum@ljlbio.com                               friestintl@aol.com
----------------------                               ------------------


     LJL BIOSYSTEMS' SECOND QUARTER REVENUES UP 85% OVER YEAR AGO



SUNNYVALE, CA - JULY 20, 2000 - LJL BioSystems, Inc. (Nasdaq: LJLB), a leading provider of infrastructure tools for accelerating drug discovery, today announced financial results for the second quarter and six months ended June 30, 2000. Record second quarter revenue of $3.7 million grew 85% from $2.0 million for the second quarter of 1999.

"We are pleased with the growth rate of our installed base at new and existing drug discovery and genomics customers. During the quarter, nine of our customers purchased additional systems, with five of these customers purchasing multiple instruments. We were particularly encouraged to have companies, like DuPont Pharmaceuticals, place large follow-on instrument orders for use throughout their enterprise's drug discovery process," commented Lev J. Leytes, Chairman and CEO of LJL.

The net loss for the second quarter was $(2.3) million or $(0.15) per share on
14.8 million weighted average shares outstanding. These results compare to a net loss of $(2.6) million or $(0.20) per share on 12.6 million weighted average shares outstanding in the second quarter of 1999. The Company ended the quarter with cash, cash equivalents and investments of $23.6 million.

For the first six months of 2000, LJL reported revenues of $6.8 million, representing a 103% increase compared to revenues of $3.4 million for the first half of 1999. Net loss for the first half of 2000 was $(4.6) million, or $(0.32) cents per share, compared to a net loss of $(4.9) million, or $(0.40) cents per share, for the first half of 1999.

For the second quarter, gross margins were 66% compared to 56% for the second quarter of 1999. Gross margins for the first six months of 2000 were 65% as compared to 53% for the first half of 1999. Higher sales volumes and a favorable product mix, including sales of the Company's ultra-high throughput systems and consumable products, contributed to the year-over-year improvement. Financial results, including revenues and gross margins, may fluctuate in the future due to changes in product mix and sales volumes, seasonality and other factors.

On June 7, 2000, LJL and Molecular Devices Corporation (Nasdaq: MDCC) announced the signing of a definitive merger agreement. Last week we announced that special stockholders' meetings will be held on August 30, 2000, to consider and vote upon matters related to that merger agreement.

LJL BioSystems will be hosting a conference call at 2:00 p.m. PDT, today, Thursday July 20, 2000 to discuss second quarter results and review the Company's progress. Interested parties can access this call by going to the LJL investor relations page at www.ljlbio.com.

ABOUT LJL BIOSYSTEMS, INC.

LJL BioSystems designs, produces and sells infrastructure tools that accelerate and enhance the process of discovering new drugs in the genomics and post-genomics era. Our products, including instruments and consumables, are designed to provide flexible, cost-efficient, high throughput solutions that can be used across all stages of the drug discovery process, including screening and genotyping. Our worldwide customers include pharmaceutical, biotechnology and genomics companies, as well as research institutions. LJL's customers include, among others, AstraZeneca, Aventis, Bristol Myers Squibb, SmithKline Beecham, Eli Lilly, Pfizer, Merck, Johnson and Johnson, Tularik, Millennium Pharmaceuticals, Amgen, and Incyte. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information can be found at www.ljlbio.com.
                --------------

FORWARD-LOOKING STATEMENTS

Statements made in this news release, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations," "goals," "beliefs," "hopes," "designs," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, the ability to raise capital, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Annual Report on Form 10-K, filed February 16, 2000, its Registration Statement on Form S-3 filed on March 14, 2000, Form 10-Q filed on May 12, 2000 and the Company's proxy statement filed July 17, 2000 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc., contact Larry Tannenbaum, Chief Financial Officer, at 408-548-0542 or at ltannenbaum@ljlbio.com.
                                         ----------------------

                        -FINANCIAL HIGHLIGHTS TO FOLLOW-

LJL BIOSYSTEMS REPORTS 2000 SECOND QUARTER RESULTS
PAGE 4


                              LJL BIOSYSTEMS, INC.
                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                     Three months ended June 30,      Six months ended June 30,
                                                         2000            1999           2000            1999
                                                    ---------------- -------------- --------------  --------------
Net sales                                               $ 3,731,000    $ 2,018,000    $ 6,842,000     $ 3,377,000
Cost of sales                                             1,282,000        882,000      2,393,000       1,580,000
                                                    ---------------- -------------- --------------  --------------

Gross profit                                              2,449,000      1,136,000      4,449,000       1,797,000
                                                    ---------------- -------------- --------------  --------------

Operating expenses:
    Research and development                              2,273,000      1,775,000      4,372,000       3,258,000
    Selling, general and administrative                   2,714,000      2,093,000      5,109,000       3,782,000
                                                    ---------------- -------------- --------------  --------------

        Total operating expenses                          4,987,000      3,868,000      9,481,000       7,040,000
                                                    ---------------- -------------- --------------  --------------

Loss from operations                                     (2,538,000)    (2,732,000)    (5,032,000)     (5,243,000)
Interest and other income, net                              273,000        178,000        513,000         358,000
Interest expense                                            (23,000)       (22,000)       (48,000)        (42,000)
                                                    ---------------- -------------- --------------  --------------

Loss before provision for income taxes                   (2,288,000)    (2,576,000)    (4,567,000)     (4,927,000)
Provision for income taxes                                    1,000              -          5,000               -
                                                    ---------------- -------------- --------------  --------------

Net loss                                               $ (2,289,000)  $ (2,576,000)  $ (4,572,000)   $ (4,927,000)
                                                    ================ ============== ==============  ==============

Basic and diluted net loss per share                      $   (0.15)     $   (0.20)     $   (0.32)      $   (0.40)
                                                    ================ ============== ==============  ==============

Shares used in computation of basic and diluted
    net loss per share                                   14,830,386     12,627,249     14,415,160      12,309,107
                                                    ================ ============== ==============  ==============

                                    - MORE -

LJL BIOSYSTEMS REPORTS 2000 SECOND QUARTER RESULTS
PAGE 5


                                     LJL BIOSYSTEMS, INC.
                             CONSOLIDATED CONDENSED BALANCE SHEET
                                          (UNAUDITED)

                                                           June 30,            December 31,
ASSETS                                                       2000                  1999
                                                       ------------------   --------------------
Current assets:
Cash, cash equivalents and investments                      $ 23,630,000            $ 8,458,000
Accounts receivable, net                                       2,163,000              2,047,000
Inventories                                                    2,048,000              2,591,000
Other current assets                                           1,359,000                159,000
Property and equipment, net                                      976,000                880,000
Loans receivable from employees                                  223,000                223,000
                                                       ------------------   --------------------
                                                            $ 30,399,000           $ 14,358,000
                                                       ==================   ====================


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Accounts payable                                          $  972,000            $ 1,245,000
    Accrued expenses                                           2,380,000              2,026,000
    Customer deposits                                            193,000                293,000
    Deferred revenue                                             641,000                146,000
    Debt                                                         731,000                868,000
                                                       ------------------   --------------------
        Total liabilities                                      4,917,000              4,578,000

Stockholders' equity                                          25,482,000              9,780,000
                                                       ------------------   --------------------
                                                            $ 30,399,000           $ 14,358,000
                                                       ==================   ====================


                                       ###